                                                                    Exhibit 1(4)

                                                                          FORM 4
                            BUSINESS CORPORATIONS ACT
                               (SECTION 27 OR 171)


ALBERTA CONSUMER AND
CORPORATE AFFAIRS


                              ARTICLES OF AMENDMENT

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1.       Name of Corporation                     2.   Corporate Access No.

         MIRABEAU 88 LIMITED                          20360267
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3.       The Articles of the above-named corporation are amended as follows:

         PURSUANT TO SECTION 167(1)(A) OF THE BUSINESS CORPORATIONS ACT, ITEM 1 OF THE ARTICLES OF INCORPORATION IS HEREBY AMENDED TO CHANGE THE NAME OF THE CORPORATION FROM MIRABEAU 88 LIMITED TO


                                  XENOTECH INC.









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Date                            Signature                  Title

AUGUST 11, 1994                                            Solicitor & Agent
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For Department Use Only                                    Filed
                                  20360267
                                  ---------------------------------------------
                                                           CORPORATE ACCESS NO.

                                     ALBERTA

                            BUSINESS CORPORATIONS ACT


                                     Form 5


                            CERTIFICATE OF AMENDMENT


                             - MIRABEAU 88 LIMITED -
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                               Name of Corporation


I HEREBY CERTIFY THAT THE ARTICLES OF THE ABOVE-MENTIONED CORPORATION WERE AMENDED.

   / / UNDER SECTION 13 OF THE BUSINESS CORPORATIONS ACT IN ACCORDANCE WITH THE ATTACHED NOTICE:

   / / UNDER SECTION 27 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT DESIGNATING A SERIES OF SHARES;

   /X/ UNDER SECTION 171 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF AMENDMENT;

   / / UNDER SECTION 185 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF REORGANIZATION;

   / / UNDER SECTION 186 OF THE BUSINESS CORPORATIONS ACT AS SET OUT IN THE ATTACHED ARTICLES OF ARRANGEMENT.



                                         ---------------------------------------
                                         Registrar of Corporation

                                                     AUGUST 4, 1988
                                         ---------------------------------------
                                         Date of Amendment

                            BUSINESS CORPORATIONS ACT
                               (SECTION 27 or 171)

ALBERTA Consumer and Corporate Affairs                     ARTICLES OF AMENDMENT
--------------------------------------------------------------------------------
1.       NAME OF CORPORATION             2.       CORPORATE ACCESS NUMBER:

         MIRABEAU RESOURCES LIMITED               20360267
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3.       THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

         Pursuant to Section 167(1)(a), the name of the Corporation is changed to MIRABEAU 88 LIMITED and paragraph one (1) of the Articles of Incorporation is amended to read:

         "1.      The name of the corporation is MIRABEAU 88 LIMITED".

         Pursuant to Section 167(1)(f) of the Business Corporations Act (Alberta) the Corporation will consolidate the Five Million (5,000,000) issued and outstanding Common Shares in the capital of the Corporation into One Million (1,000,000) issued and outstanding Common Shares (hereinafter in the said paragraph called "Common Shares") on the basis that each five (5) of the said Five Million (5,000,000) issued and outstanding Common Shares shall become one (1) Common Share, provided however, that any person who on the date of these articles of amendment become effective is a registered holder on the records of the Corporation of a number of Common Shares not divisible by five (5) shall not be entitled to be entered on the set records of the Corporation as the holder of one-fifth (1/5th) of the Common Share, in respect of the odd Common Share or Common Shares held by such person or to receive a certificate thereof, but in lieu thereof any such persons shall be entitled to receive in respect of each such odd Common Share on the surrender of the certificate or certificates representing issued and outstanding Common Shares without par value in the capital of the Corporation an non-voting and non-dividend bearing transferable fractional bearer a certificate in the form approved by the board of directors of the Corporation representing one-fifth (1/5th) of the Common Share and entitling such bearer to receive upon the surrender of such fractional certificate accompanied four (4) similar fractional certificates sufficient on consolidation thereof to make up a whole Common Share a certificate representing one (1) Common Share; such fractional certificates shall not entitled the bearer thereof prior to surrender thereof for consolidation as aforesaid to any dividends in respect of the fraction of a Common Share represented thereby or to vote at any meeting of the shareholders of the Corporation; any dividends declared upon Common Shares the holders of such shares of record as of a date prior to such surrender for consolidation as aforesaid shall be paid to the first holder of record of a Common Share issued upon such surrender of fractional certificates for consolidation as aforesaid.


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6.       DATE                   SIGNATURE                         TITLE

         JULY 28, 1988     -----------------------               DIRECTOR
                             JOHN N. CAMPBELL
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FOR DEPARTMENTAL USE ONLY                                         FILED